SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 18, 2007

AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11720	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

3524 Airport Road
Maiden, North Carolina 28650
(Address of Principal Executive Offices)
(Zip Code)

(828) 464-8741
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 _____________Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____________	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____________	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____________	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Definitive Material Agreement

On September 18, 2007, Air T, Inc. (the "Company") and its subsidiaries entered into a Loan Agreement (the “Loan Agreement”) with Bank of America, N.A.  The Loan Agreement establishes a line of credit through August 31, 2009 of up to $7,000,000, subject to borrowing base limitations described in the Loan Agreement.  The interest rate on funds borrowed under the Loan Agreement is a rate per year equal to the British Bankers Association LIBOR Daily Floating rate plus 1.37 percentage points.  Indebtedness under the Loan Agreement is secured by all personal property of the Company and its subsidiaries.  The Loan Agreement includes covenants restricting the use of the funds borrowed under the Loan Agreement to working capital, as well as other negative covenants, affirmative informational covenants and financial covenants.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Loan Agreement contained herein is qualified in its entirety by the terms of the Loan Agreement incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1                                Loan Agreement dated as of September 18, 2007 between the Company and its subsidiaries and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2007

AIR T, INC.

By: /s/ John Parry
John Parry, Vice President-Finance and Secretary

Exhibit Index

Exhibit	Description
Exhibit 10.1	Loan Agreement dated as of September 18, 2007 between the Company and its subsidiaries and Bank of America N.A.